SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

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                            Phelps Dodge Corporation
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
phelps
dodge
   Corporation 2600 N. Central Avenue, Phoenix, AZ 85004-3014 * (602) 234-8100


Douglas C. Yearley
Chairman and
Chief Executive Officer




                                                                   April 1, 1998

Dear Shareholder:


         You are cordially invited to attend our annual meeting of shareholders to be held at 11:30 a.m. on Wednesday, May 6, 1998, at the Arizona Biltmore Hotel, 24th Street and Missouri Avenue, Phoenix, Arizona.

         Enclosed with this proxy statement are your voting card and the 1997 annual report.

         Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided, or you may access the automated telephone voting feature which is described on your proxy card. If you plan to attend the meeting you may vote in person.

         Last year, 83% of our outstanding shares were represented in person or by proxy. This year we would like even greater shareholder participation.

         I look forward to your participation at our annual meeting.



Sincerely,


/s/ D C Yearley

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



         To the Shareholders of Phelps Dodge Corporation:

         The annual meeting of shareholders of Phelps Dodge Corporation will be held at the Arizona Biltmore Hotel, 24th Street and Missouri Avenue, Phoenix, Arizona, on Wednesday, May 6, 1998, at 11:30 a.m., to consider and take action on the following:

         1.  Elect four directors;

         2.  Adopt the Phelps Dodge 1998 Stock Option and Restricted Stock Plan;

         3. Ratify the appointment of Price Waterhouse LLP as independent accountants for the Corporation for the year 1998; and

         4. Transact any other business that may properly be brought before the annual meeting.

         Only holders of record of the Corporation's common shares at the close of business on March 20, 1998, will be entitled to vote at the meeting or at any adjournments of our annual meeting.

         Shareholders who do not expect to attend the meeting in person are asked to access the automated telephone voting feature described on the proxy card or date, sign and complete the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage stamp if mailed in the United States. If you are attending in person and you have mailed your proxy card, you may revoke your proxy and vote in person at the meeting.



                                        By order of the Board of Directors,
                                             Robert C. Swan
                                        Vice President and Secretary


Phoenix, Arizona
April 1, 1998

                            PHELPS DODGE CORPORATION

                           ANNUAL SHAREHOLDERS MEETING
                                 PROXY STATEMENT


              Annual     May 6, 1998         Arizona Biltmore Hotel
             Meeting     11:30 a.m.          24th Street and Missouri Avenue
                                             Phoenix, Arizona

         Record Date     Close of  business  on March  20,  1998.  If you were a
                         shareholder  at that time, you may vote at the meeting.
                         Only holders of our common shares are entitled to vote and each share is entitled to one vote. On March 20, 1998, we had 58,660,563 common shares outstanding.

                         If you participate in the Automatic Dividend Investment Service for Phelps Dodge Shareholders, administered by The Chase Manhattan Bank, all common shares held for your account under that service will be voted in accordance with your proxy.

             Proxies
        Solicited By     The Board of Directors.

            Revoking You may revoke your proxy before it is voted at the Your Proxy meeting by delivering a signed revocation letter or new proxy,  dated later than your first proxy, to Robert C.
                         Swan, our Corporate Secretary.

       First Mailing     This proxy  statement  and  accompanying  materials are
                Date     being first sent to shareholders on April 1, 1998.

                            1. ELECTION OF DIRECTORS


               Board The Corporation currently has eleven directors. Ten Structure directors are divided into three classes: three in
                         Class I, four in Class II, and three in Class III.  One
                         director currently is unclassified and is a nominee for
                         Class  I. The  terms of  office  of the  three  Class I
                         directors   expire  at  the  1998  annual   meeting  of
                         shareholders.

             Class I     The four nominees for election as Class I directors are
            Nominees     listed below. If elected, the nominees will serve for a
                         term of three years and until their successors are elected and qualify. Unless you instruct us on the proxy card to vote differently, we will vote signed, returned proxies FOR the election of such nominees. If for any reason any nominee cannot or will not serve as a director, we may vote such proxies for the election of a substitute nominee designated by the Board of Directors.

             Class I     A nominee must receive a plurality of the votes cast at
            Election     the  annual  meeting  to be  elected.  Abstentions  and
                         broker non-votes therefore have no effect on the election of directors.

                                   Age, Principal Occupation,
                                       Business Experience                   Director
       Nominee                    and Other Directorships Held                Since
--------------------   --------------------------------------------------   ---------
  Paul Hazen           Mr. Hazen has been Chairman and Chief                  1988
  (Class I)            Executive Officer of Wells Fargo & Company
                       (bank holding company) and of Wells Fargo
                       Bank, N.A. (national banking association) since
                       January 1, 1995. He was President of Wells
                       Fargo & Company and of Wells Fargo Bank,
                       N.A. from 1984 to 1994. He is a director of Wells
                       Fargo & Company, Wells Fargo Bank, N.A.,
                       AirTouch Communications, Inc. and Safeway,
                       Inc. Age 56.

  Manuel J. Iraola     Mr. Iraola has been President of Phelps Dodge          1997
  (Class I)            Industries, a division of the Corporation, since
                       1995, and a Senior Vice President of the
                       Corporation since 1995. From 1992 until 1995 he
                       was President of Phelps Dodge International
                       Corporation. He was Senior Vice President and
                       Chief Financial Officer of Columbian Chemicals
                       Company, a subsidiary of the Corporation, from
                       1986 until 1992. Age 50.

  Marie L. Knowles     Mrs. Knowles has been Executive Vice President         1994
  (Class I)            and Chief Financial Officer of Atlantic Richfield
                       Company (diversified energy company) since
                       1996. From 1993 until 1996 she was Senior Vice
                       President of Atlantic Richfield Company, and
                       President of ARCO Transportation Company, a
                       former subsidiary of Atlantic Richfield Company.
                       From 1990 to 1993 she was Vice President and
                       Controller of Atlantic Richfield Company. Mrs.
                       Knowles is a director of ARCO Chemical
                       Company and Vastar Resources, Inc. Age 51.

                                    Age, Principal Occupation,
                                        Business Experience                    Director
       Nominee                     and Other Directorships Held                 Since
--------------------   ----------------------------------------------------   ---------
  Gordon R. Parker     Mr. Parker was Chairman of Newmont Mining                1995
  (Class I)            Corporation and Newmont Gold Company (gold
                       mining company) from 1986 until his retirement
                       in 1994. He was Chief Executive Officer of both
                       companies from 1986 until 1993. Mr. Parker is a
                       director of Caterpillar, Inc., Gold Fields of South
                       Africa and The Williams Companies, Inc. Age 62.

          Continuing     The seven directors whose terms will continue after the
           Directors     annual  meeting  and will  expire  at the  1999  annual
                         meeting  (Class II) or the 2000 annual  meeting  (Class
                         III) are listed below.

                                     Age, Principal Occupation,
                                        Business Experience                    Director
       Director                     and Other Directorships Held                Since
---------------------   ---------------------------------------------------   ---------
  Paul W. Douglas       Mr. Douglas was Chairman and Chief Executive            1983
  (Class II)            Officer of The Pittston Company (coal mining and
                        transportation services) from 1984 until his
                        retirement in 1991. He was President, Chief
                        Executive Officer and Chairman of the Executive
                        Committee of Freeport-McMoRan Inc. from 1981
                        to 1983 and of Freeport Minerals Company from
                        1975 to 1981. Mr. Douglas is a director of U.S.
                        Trust Corporation and a trustee of its subsidiary,
                        United States Trust Company of New York.
                        Age 71.

  William A. Franke     Mr. Franke has been Chairman and Chief                  1980
  (Class II)            Executive Officer of America West Holdings
                        Corporation since February 1997 and Chairman
                        of the Board of its principal subsidiary, America
                        West Airlines, Inc. (airline carrier), since 1992.
                        He was the subsidiary's Chief Executive Officer
                        from 1993 until 1997, and its President from
                        1996 until 1997. He has been President of
                        Franke & Company, Inc. (investment firm), since
                        1987, and is a managing partner of Newbridge
                        Latin America, LLP (private equity investment
                        fund). He is a director of America West Holdings
                        Corporation, America West Airlines, Inc., Central
                        Newspapers, Inc., Beringer Wine Estates and
                        Mtel Latin America, Inc. He is also a director and
                        Chairman of the Board of Airplanes Limited, and
                        a controlling trustee and Chairman of Airplanes
                        U.S. Trust (aircraft financing and leasing), and a
                        director of the Air Transport Association of
                        America. Age 61.

                                    Age, Principal Occupation,
                                       Business Experience                   Director
       Director                    and Other Directorships Held               Since
---------------------   -------------------------------------------------   ---------
  Southwood J.          Mr. Morcott has been Chairman of the Board of         1991
  Morcott               Dana Corporation (manufacturer and distributor
  (Class II)            of automotive and vehicular parts) since 1990.
                        From 1987 to 1995, he served as Chairman of
                        Hayes-Dana Inc. He was appointed Chief
                        Executive Officer of Dana Corporation in 1989
                        and Chief Operating Officer in 1986. He was
                        President of Dana Corporation from 1986 to
                        1995. Mr. Morcott is a director of Dana
                        Corporation, CSX Corporation and Johnson
                        Controls, Inc. Age 60.

  J. Steven Whisler     Mr. Whisler has been President and Chief              1995
  (Class II)            Operating Officer of the Corporation since
                        December 1997, and President of Phelps Dodge
                        Mining Company, a division of the Corporation,
                        since 1991. He was a Senior Vice President of
                        the Corporation from 1988 to December 1997
                        and a Vice President of the Corporation from
                        1987 until 1988. He was General Counsel of the
                        Corporation from 1987 until 1991. He is a
                        director of Burlington Northern Santa Fe
                        Corporation and Southern Peru Copper
                        Corporation. Age 43.

  Robert N. Burt        Mr. Burt has been Chairman of the Board and           1993
  (Class III)           Chief Executive Officer of FMC Corporation
                        (chemicals and machinery for industry,
                        agriculture and government) since 1991. He was
                        President of that company from 1990 to 1993
                        and Executive Vice President from 1988 to 1990.
                        From 1989 to 1991 he was Chairman and Chief
                        Executive Officer of FMC Gold Company. He is a
                        director of FMC Corporation and Warner-Lambert
                        Company. Age 60.

  Robert D. Krebs       Mr. Krebs has been Chairman of the Board of           1987
  (Class III)           Burlington Northern Santa Fe Corporation
                        (transportation) since April 1997, and President
                        and Chief Executive Officer from 1995 to 1997.
                        From 1988 to January 1998 he was Chairman,
                        President and Chief Executive Officer of Santa
                        Fe Pacific Corporation. He is a director of
                        Burlington Northern Santa Fe Corporation and
                        Santa Fe Pacific Pipelines, Inc. Age 55.

                                     Age, Principal Occupation,
                                         Business Experience                   Director
       Director                     and Other Directorships Held                Since
----------------------   --------------------------------------------------   ---------
  Douglas C. Yearley     Mr. Yearley has been Chairman of the Board and         1986
  (Class III)            Chief Executive Officer of the Corporation since
                         1989 and was President of the Corporation from
                         1991 until December 1997. He was President
                         of Phelps Dodge Industries, a division of the
                         Corporation, from 1988 until 1990, Executive
                         Vice President of the Corporation from 1987 until
                         1989 and Senior Vice President of the
                         Corporation from 1982 through 1986. He is a
                         director of J. P. Morgan & Co., Incorporated and
                         its principal banking subsidiary, Morgan Guaranty
                         Trust Company of New York, Lockheed Martin
                         Corporation, USX Corporation and Southern
                         Peru Copper Corporation. Age 62.

               Board     The Board of  Directors  met eight times  during  1997.
            Meetings     Various  committees  of the Board  also met  during the
                         year. Average attendance at all Board and committee meetings was 95%.

               Board The Audit Committee is comprised of Messrs. Douglas, Committees Franke, Hazen (Chairman), (Mrs.) Knowles, and Krebs.
                         The Committee, which met four times during 1997, generally performs the following functions:

                         * Recommends the appointment of the Corporation's independent accountants and reviews the scope and timing of their audit plans and the appropriateness of their fees;

                         * Reviews the scope and results of internal audit activity;

                         * Reviews internal audit policies and procedures and financial and accounting controls;

                         * Reviews reports, recommendations, and opinions prepared or given by the independent accountants concerning the Corporation's financial statements, financial and accounting personnel, and internal controls, and implements such recommendations as appropriate; and

                         * Reviews the Corporation's code of business ethics and policies.

                         The Compensation and Management Development Committee, comprised of Messrs. Burt, Douglas, Hazen and Morcott (Chairman), met five times during 1997. The Committee performs the following functions:

                         * Recommends to the Board the compensation for the Corporation's senior officers;

                         * Reviews management recommendations concerning the compensation of other officers and key personnel;

                         * Reviews the Corporation's program for management development; and

                         *   Reviews  and  recommends  to  the  Board  incentive
                             compensation  awards,  stock  option   grants   and
                             restricted stock.

                         The Committee on Directors is comprised of Messrs. Franke, Krebs (Chairman), Morcott, and Parker. The Committee, which met two times during 1997, performs the following functions:

                         * Makes recommendations concerning the composition of the Board and its committees, and reviews Board and committee compensation; and

                         * Reviews the qualifications of potential director candidates and recommends to the Board nominees for election as directors.

                         The Committee on Directors will consider potential nominees recommended by shareholders. Recommendations should be sent to the Secretary of the Corporation and should include the address and a brief description of the qualifications of the individual recommended.

                         The Environmental, Health and Safety Committee, comprised of Messrs. Burt (Chairman), Douglas, (Mrs.) Knowles, and Morcott, met three times in 1997. The Committee generally performs the following functions:

                         * Reviews the Corporation's environmental, health, and safety policies;

                         *   Reviews   management's   implementation   of  these
                             policies; and

                         * Makes reports and recommendations to the Board concerning the results of its reviews.

           Directors     The Board of  Directors  has adopted a policy that each
               Stock director shall own a total of not less than 2,000 Ownership common shares of the Corporation. Stock units granted
              Policy     to a director under the  Corporation's  Directors Stock
                         Unit Plan or the Deferred Compensation Plan apply toward attainment of the requirement.

                         Board Compensation


            Retainer     Directors  that  are  not  salaried  employees  of  the
            and Fees     Corporation   ("Non-Employee   Director")  receive  the
                         following annual compensation for their Board service:

                         Annual Retainer:    $25,000

                         Attendance Fees:    $1,000 for each Board meeting
                                             $1,000 for each Board Committee
                                             meeting
                                             Expenses related to attendance

                         Committee Chair
                         Stipend:            $3,000

                         Stock Units:        450 units

           Directors In order to encourage increased stock ownership, the Stock Unit Board of Directors adopted the Directors Stock Unit
                Plan     Plan. Pursuant to that Plan each Non-Employee  Director
                         receives  an  annual  grant of 450 stock  units  (which
                         includes  the  150  units  discussed  in the  following
                         paragraph)   having  a  value   equal  to  450  of  the
                         Corporation's  common shares.  While stock units do not
                         confer on a director the right to vote, each stock unit
                         is credited on each  dividend  payment  date with stock
                         units equal to the applicable  dividend  payable on the
                         Corporation's   common  shares.   Upon  termination  of
                         service as a director, the director is entitled to payment of his or her accumulated stock units in an equivalent number of the Corporation's common shares or in cash.

                         The Corporation's Directors Retirement Plan was terminated for active directors, effective December 31, 1997. Each Non-Employee Director continuing in office thereafter received a grant of stock units under the Directors Stock Unit Plan for that number of units having a value (at the time of grant) equal to the dollar value of the director's pension accruals. In addition, beginning in 1998, each Non-Employee Director also receives 150 stock units which are intended to replace the estimated average dollar value of future annual pension accruals that would have been made under the Plan.

           Directors     Directors may defer payment of retainer  and/or meeting
            Deferred     fees to  future  years  and  may  elect  to  have  such
        Compensation     deferred  compensation  (i) receive interest thereon at
                Plan     prevailing  market rates,  (ii) deemed  invested in the
                         Corporation's common shares or (iii) invested in one of several mutual funds designated for that purpose.

            Expenses All directors are reimbursed for travel and other and Benefits related expenses incurred in attending shareholder,
                         Board and committee meetings. The Corporation also provides Non-Employee Directors with life insurance benefits and allows them to participate in its Matching
                         Gifts Program, whereby it will match gifts by directors to qualified organizations up to a total of $10,000 per year.

       Directors and     On June 1, 1996, the Corporation  purchased  directors'
            Officers and officers' liability insurance policies from Liability National Union Fire Insurance Company of Pittsburgh, Insurance Pa., Aetna Casualty and Surety Company, Continental
                         Casualty  Company,  Federal  Insurance  Company  and XL
                         Insurance  Company,  each for a three-year  term ending
                         June 1, 1999,  at  premiums  of  $1,230,636,  $400,000,
                         $347,500,  $150,000  and  $200,000,  respectively.  The
                         policies  insure  (i)  directors,   officers,  division
                         presidents and vice  presidents of the  Corporation and
                         its subsidiaries,  and employees who are fiduciaries of
                         employee  benefit  plans  of the  Corporation  and  its
                         subsidiaries,  against  certain  liabilities  they  may
                         incur in the  performance  of their duties and (ii) the
                         Corporation  against any  obligation to indemnify  such
                         persons  against  such   liabilities,   and  (iii)  the
                         Corporation  for  allegations   related  to  securities
                         claims.

                         Compensation    Committee    Interlocks   and   Insider
                         Participation

                         The following directors served on the Compensation and Management Development Committee during all or part of 1997: Messrs. Burt, Douglas, Hazen and Morcott (Chairman). None of these Directors is or has been an officer or employee of the Corporation or any of its subsidiaries or has had any other relationship with the Corporation or any of its subsidiaries requiring disclosure under the applicable rules of the Securities and Exchange Commission.

                         Share Ownership of Directors and Executive Officers

                         The following table lists the common share ownership as of February 1, 1998 for our directors and executive officers. "Beneficial Ownership" includes shares a director or officer has the power to vote or transfer, and stock options that were exercisable on February 1, 1998 or within 60 days thereafter. On February 1, 1998, the directors and executive officers of Phelps Dodge owned, in the aggregate, 1,068,955 shares of Phelps Dodge common stock (approximately 1.8 percent of the shares outstanding). Phelps Dodge directors also have interests in stock-based units under Corporation plans. While these units may not be voted or transferred, they are listed in the table below because they represent a component of the total economic interest of our directors in Phelps Dodge stock.

                                                               Options
                                              Shares         Exercisable
               Name of                     Beneficially        Within            Stock
           Beneficial Owner                   Owned            60 Days         Units(1)           Total
-------------------------------------   -----------------   ------------   ----------------   ------------
    Robert N. Burt                             2,140             2,295           1,181             5,616
    Paul W. Douglas                            2,000             8,035           3,349            13,384
    William A. Franke                          2,000             8,035           1,815            11,850
    Paul Hazen                                 3,000             8,035           3,640 (2)        14,675
    Manuel J. Iraola                          44,534 (3)        85,597               0           130,131
    Marie L. Knowles                           1,000             1,147             961             3,108
    Robert D. Krebs                            1,894             6,887           1,470            10,251
    Southwood J. Morcott                       1,801             4,591           3,265 (2)         9,657
    Gordon R. Parker                           1,000             1,147           1,083             3,230
    Ramiro G. Peru                             5,616            18,040               0            23,656
    Thomas M. St. Clair                       20,606           100,050               0           120,656
    J. Steven Whisler                         83,994 (3)       160,098               0           244,092
    Douglas C. Yearley                       113,078           382,335               0           495,413
    Directors and executive officers
     as a group                              282,663           786,292          16,764         1,085,719
-------------------------------------        -------           -------          ------         ---------

                         --------------

                         (1) Represents  stock units awarded under the Directors
                             Stock Unit Plan.

                         (2) Includes  stock units  awarded  under the Directors
                             Deferred Compansation Plan.

                         (3) Includes the following  shares of restricted  stock
                             awarded under the 1993 Stock Option and Restricted Stock Plan: Mr. Iraola, 30,000 shares, and Mr. Whisler, 25,000 shares.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


                         Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our outstanding shares, and upon representions from those persons, all reports required to be filed by our reporting persons during 1997 were filed on time.

                         To the knowledge of the Corporation, the following entities beneficially owned in excess of five percent of the Corporation's common shares as of December 31, 1997:

                                                                  Number of     Percent of
                       Name and Address                             Shares      Outstanding
--------------------------------------------------------------   -----------   ------------
        AMVESCAP PLC; AVZ, Inc.; AIM Management Group, Inc.;     4,784,030          8.1%
        AMVESCAP Group Services, Inc.; INVESCO, Inc.;
        INVESCO North American Holdings, Inc.; and
        INVESCO Capital Management, Inc.(a)
        111 Devonshire Square
        London, EC2M 4YR England

        The Capital Group Companies, Inc. and                    4,896,300          8.3%
        Capital Research and Management Company(b)
        333 South Hope Street
        Los Angeles, CA 90071

        Morgan Stanley, Dean Witter,(c)                          4,322,259         7.35%
        Discover & Co. and
        Dean Witter InterCapital Inc.
        1585 Broadway
        New York, NY 10036

        Wellington Management Company, LLP(d) and                3,814,520         6.49%
        Vanguard Wellington Fund, Inc.
        75 State Street
        Boston, MA 02109

                         --------------
                         (a) A report on Schedule 13G,  dated  February 9, 1998,
                             disclosed that these entities, filing jointly as parent holding companies and as a registered investment advisor (INVESCO Capital Management, Inc.), had shared voting power over 4,784,030 shares and shared dispositive power over 4,784,030 shares.
                         (b) An amended  report on Schedule 13G,  dated February
                             10, 1998, disclosed that these entities, filing jointly as parent holding companies and registered investment advisors, had sole dispositive power over 4,896,300 shares.
                         (c) Morgan  Stanley,   Dean  Witter,   Discover  &  Co.
                             ("MSDWD") filed a report on Schedule 13G, dated February 13, 1998, which disclosed that it had shared voting power over 4,142,682 shares and shared dispositive power over 4,322,259 shares
                             (including the shares held by Dean Witter InterCapital Inc. ("DW InterCapital") described below). MSDWD is a registered investment advisor and the parent holding company of DW InterCapital, which also reported on such Schedule 13G having shared voting and shared dispositive power over 3,825,718 shares, which represented 6.51% of the outstanding common shares at December 31, 1997. The address of DW InterCapital is Two World Trade Center, New York, New York 10048.

                         (d) Wellington   Management  Company  LLP  ("Wellington
                             Management") filed an amended report on Schedule 13G, dated January 14, 1998, which disclosed that, as a registered investment advisor and a parent holding company, it had shared voting power over 307,770 shares and shared dispositive power over 3,814,520 shares (including the 3,304,900 shares held by Vanguard Wellington Fund (the "Wellington Fund") described below). On a separate Schedule 13G, dated February 9, 1998, the Wellington Fund disclosed that it had sole voting power and shared dispositive power over 3,304,900 shares, which represented 5.62% of the outstanding common shares at December 31, 1997. Wellington Management is the investment advisor for the Wellington Fund and shares dispositive power over the shares held by the Fund. The address of the Wellington Fund is 100 Vanguard Boulevard, Malvern, Pa. 19355.


                         EXECUTIVE COMPENSATION AND OTHER INFORMATION


                         The following table summarizes the compensation we paid our Chairman and Chief Executive Officer and each of the other most highly compensated executive officers in 1997, 1996 and 1995.

                           Summary Compensation Table

                                                                                        Long-Term
                           Annual Compensation                                        Compensation
-------------------------------------------------------------------------   ---------------------------------
                                                                 Other                                              All
           Name                                                  Annual      Restricted                            Other
            and                          Base                   Compen-         Stock            Options          Compen-
         Principal                      Salary      Bonus      sation(3)      Awards(4)          Granted         sation(5)
         Position             Year       ($)        ($)(1)        ($)            ($)               (#)              ($)
--------------------------   ------   ---------   ---------   -----------   ------------   ------------------   ----------
 Douglas C. Yearley          1997     750,000     860,300       152,248            -0-           242,660 (2)     $125,765
 Chairman of the Board,      1996     675,000     675,000        56,172            -0-           103,601 (2)      109,465
 Chief Executive             1995     640,000     642,880        48,639            -0-           163,032 (2)      101,270
 Officer and Director

 J. Steven Whisler           1997     400,000     309,900        18,349            -0-           121,960 (2)       43,602
 President and Chief         1996     355,000     300,000        14,793            -0-            44,499 (2)       38,489
 Operating Officer;          1995     340,000     267,200         6,149      1,684,375            63,010 (2)       36,684
 President, PDMC
 and Director

 Manuel J. Iraola            1997     360,000     247,800        22,064            -0-            36,933 (2)       41,604
 Senior Vice President;      1996     320,000     280,000        17,216            -0-            30,000           36,650
 President, PDI              1995     275,000     227,600        17,208      1,684,375            50,000           31,094
 and Director

 Thomas M. St. Clair         1997     300,000     239,400         7,993            -0-            39,516 (2)       53,968
 Senior Vice                 1996     290,000     188,900        12,589            -0-            53,572 (2)       50,915
 President and               1995     280,000     186,200         3,631            -0-            40,630 (2)       47,901
 Chief Financial Officer

 Ramiro G. Peru(6)
 Senior Vice President,
 Organization                1997     190,000     125,800         7,494            -0-            29,964 (2)       20,444
 Development
 and Information
 Technology
--------------------------

                         (1) Amounts  shown  under  "Bonus"  were paid under the
                             Annual Incentive Compensation Plan. Amounts shown under "Base Salary" and "Bonus" include any salary or bonus deferred by the executive under the Phelps Dodge Employee Savings Plan (the "Savings Plan") and the Phelps Dodge Corporation Supplemental Savings Plan (the "Supplemental Savings Plan"), formerly known as the savings plan component of the Comprehensive Executive Nonqualified Retirement and Savings Plan of Phelps Dodge Corporation.

                         (2) The option grants  denoted by "(2)" include  reload
                             options, as well as normal compensatory options.

                         (3) Amounts  shown under  "Other  Annual  Compensation"
                             include tax payment reimbursements for all reported executives, and spousal travel expenses of $63,937 for one executive officer.

                         (4) The  1995  awards   reflect  a  special   grant  of
                             restricted shares to Messrs. Iraola and Whisler. These grants require a five year post-grant service to vest, but are subject to earlier vesting as a result of the recipient's death, disability, retirement or a change in control of the Corporation. Dividends on restricted stock are paid to the holder.

                             On December 31, 1997, the named executives held the following numbers of shares of restricted stock which had the following aggregate values as of such date; Mr. Whisler, 25,000 shares valued at $1,554,688; Mr. Iraola, 30,000 shares valued at
                             $1,865,625. The reported values are based on the market value of unrestricted shares of the Corporation's stock, as of December 31, 1997 ($62.1875), and as such do not reflect any discount attributable to the restrictions on transferability and risk of forfeiture inherent in the restricted stock.

                         (5) Amounts shown  include the following  contributions
                             and accruals by the Corporation for 1997 to the Savings Plan and 1997 accruals under the Supplemental Savings Plan, and for premium payments for life insurance policies issued through the Executive Life Insurance Plan for the reported executives:

                                                                       Executive
                                               Employee  Supplemental    Life
                                                Savings     Savings    Insurance
                                                 Plan        Plan        Plan
                                               --------  ------------  ---------
                           Douglas C. Yearley  16,000       59,000      50,765
                           J. Steven Whisler   16,000       24,000       3,602
                           Manuel J. Iraola    16,000       20,000       5,604
                           Thomas M. St. Clair 16,000       14,000      23,968
                           Ramiro G. Peru      16,000        3,000       1,444

                         (6) Effective  January 1, 1997,  Mr. Peru was elected a
                             Senior Vice President of the Corporation.

               Stock     Each  of  the   executives   listed   in  the   Summary
             Options     Compensation Table was eligible to receive two types of
                         option grants during 1997: normal option grants and reload option grants. The first type of grant is a compensatory award normally made on an annual basis which is intended to reward each named executive based on the Corporation's future performance. Normal option grants customarily include the right to receive reload options.

                         A reload option is granted to an employee who exercises an option with already-owned shares. It replaces the opportunity for future appreciation that the employee would otherwise lose by exercising the original option, while encouraging the employee to increase his share ownership. Reload options provide only limited incremental value to the employee as compared to the options they replace. Reload option grants customarily include the right to receive additional reload options.

                         The following table contains information with respect to the normal compensatory option grants and reload option grants made to each named executive during 1997 and the hypothetical value at the time of grant based on a variation of the Black-Scholes model (see footnote
                         (3) on page 13). The Corporation is not aware of any option pricing model which can provide a true assessment of the value of the options. Over their lives, the options could have a greater or a lesser value than that shown in the table, and under some circumstances they could have zero value.

                              Option Grants in 1997

                           Normal         % of Total
                         and Reload     Options Granted
                           Options       to Employees                      Expiration        Grant Date
Name                     Granted(1)       In 1997(2)          Price           Date        Present Value(3)
----------------------- ------------   ----------------   -------------   ------------   -----------------
  Douglas C. Yearley        5,612             21.9%        $  72.3750        12/7/98          $ 40,000
                            9,763                             72.3750        12/5/00            69,500
                           14,139                             72.3750        12/2/97           100,700
                            2,774                             72.3750        12/7/98            19,800
                           18,316                             72.3750        12/1/03           130,400
                           47,523                             81.1875        12/7/04           383,000
                            8,703                             81.1875         2/7/00            70,100
                            7,119                             85.8438        12/7/98            61,200
                           16,462                             85.8438        12/5/00           141,400
                           16,460                             85.8438         2/7/00           141,400
                           12,632                             85.8438        12/4/01           108,500
                            3,157                             85.8438        12/2/02            27,100
                           80,000                             65.3750        12/3/07           920,800
  J. Steven Whisler        20,601             11.0%           68.6250        12/2/02           138,400
                            2,160                             68.6250        10/6/98            14,500
                            1,280                             68.6250        12/7/98             8,600
                            5,076                             81.5625         2/7/00            41,300
                           20,340                             81.5625        12/7/04           165,600
                           19,503                             81.5625        12/1/03           158,800
                           53,000                             65.3750        12/3/07           610,000
  Manuel J. Iraola          4,933              3.3%           82.1250        12/1/03            40,700
                           32,000                             65.3750        12/3/07           368,300
  Thomas M. St. Clair       3,848              3.6%           81.6250        12/2/02            31,500
                              931                             81.6250         2/7/00             7,600
                            3,246                             81.6250        12/5/00            26,600
                            4,110                             81.6250        12/4/01            33,600
                            6,381                             81.6250        12/7/04            52,200
                           21,000                             65.3750        12/3/07           241,700
  Ramiro G. Peru              306              2.7%           74.9375        12/2/02             2,300
                              982                             74.9375        12/1/03             7,400
                            5,000                             69.6250         2/5/07            62,200
                            2,676                             84.1875        12/7/04            22,800
                           21,000                             65.3750        12/3/07           241,700

                         --------------

                         (1) During  1997,  normal  options  were granted in the
                             following amounts to the named executive  officers:
                             Mr. Yearley, 80,000 Mr. Whisler, 53,000; Mr. Iraola, 32,000; Mr. St. Clair, 21,000; and Mr. Peru, 26,000. The remaining grants disclosed in the table are reload options.

                             Normal options expire no later than the tenth anniversary of the date of grant, plus one day. If an employee retires on his normal retirement date, or retires early under any pension or retirement plan maintained by the Corporation or any subsidiary, or dies, his exercisable options terminate no later than the fifth anniversary of his retirement or death. If an optionee's employment terminates for any reason other than retirement or death, his exercisable options terminate no later than 30 days following the termination of his employment.

                             Normal options generally become exercisable in three substantially equal annual installments beginning on the first anniversary of the date of grant or earlier (but not earlier than six months from the date of grant except in the case of death) on (a) an employee's normal retirement date or death, (b) the date an employee ceases to be employed if his employment ceases within two years following a change of control of the Corporation, and (c) the date the Corporation's common shares are purchased pursuant to a third party tender offer or the Corporation's shareholders approve a merger or similar transaction which the Corporation will not survive as a publicly held corporation.

                             Options include limited rights exercisable only in the event the Corporation's common shares are purchased pursuant to a third party tender offer or the Corporation's shareholders approve a merger or similar transaction which the Corporation will not survive as a publicly held corporation. Under these limited rights, an optionee may elect, in lieu of purchasing shares, to relinquish the option with respect to all or any of such shares and to receive a payment equal to (a) the price paid for a common share in such merger or similar transaction multiplied by the number of common shares the optionee could have purchased less (b) the total purchase price for that number of common shares under the terms of the option.

                             Options include the right to receive reload options in the event the optionee exercises an option with already-owned shares. Reload options contain the same expiration dates and other terms as the options they replace except that they have an exercise price per share equal to the fair market value of a common share on the date the reload option is granted and become exercisable in full six months after they are granted. Reload options customarily include the right to receive additional reload options.

                         (2) Illustrates  the total  number of normal and reload
                             options granted as a percent of the aggregate number of 1997 normal options (819,200 shares) and 1997 reload options (291,231 shares) granted to all employees.

                         (3) The  hypothetical  present  value of the options at
                             the date of grant was determined using a variation of the Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula which is widely used to value options traded on the stock exchanges. However, executive stock options differ from exchange-traded options in several key respects. Executive options are long-term, non-transferable and subject to vesting restrictions, whereas exchange-traded options are short-term and can be exercised or sold immediately in a liquid market. The model used here is adapted to estimate the present value of an executive option and considers a number of factors, including the grant price of the option, the volatility of the Corporation's common shares, the dividend rate, the term of the option, the time it is expected to be outstanding and interest rates. The Black-Scholes values were derived using as assumptions the following financial factors which existed at or about the time that the options were granted: volatility of .2300, dividend yield of 3.02%, and interest rates of 5.80% for normal options and 5.70% for reload options. In view of the Corporation's historic exercise experience and the inherent motivation to exercise options early in their terms because of the reload option feature, normal options were assumed to be outstanding for three years at time of exercise and reload options for one year. No downward adjustments were made to the resulting grant-date option values to account for potential forfeiture or non-transferability of the options in question. Because the Black-Scholes model was not developed for executive options and requires the use of assumptions primarily based on conditions in effect at the time of grant (and not over the term of the option), it provides only a theoretical estimate of the value of these options.

                         Reload option grants are part of the Corporation's overall program to increase the number of common shares owned by its executive officers and other key employees. Traditional option programs generally do not encourage optionees to exercise options prior to the end of their term or to hold the shares received upon such exercise. The Compensation and Management Development Committee adopted the reload option program, with shareholder approval, to encourage option exercises and stock retention by permitting an optionee to exercise an option with already-owned common shares and to be restored to the same economic opportunity available immediately prior to such exercise.

                         Under the reload program, an employee who exercises an option (the "Original Option") with already-owned shares prior to the end of the option term will receive an additional option (the "Reload Option") covering a number of shares equal to the number used to exercise the Original Option. The Reload Option will be exercisable, beginning six months after grant and continuing for the remaining term of the Original
                         Option, at a price equal to the fair market value of the shares on the date the Original Option is exercised. As a result of the exercise of the Original Option with already-owned shares, the net number of common shares held by the employee will increase by the number of shares that has an aggregate market value equal to the "spread" on the option (the "spread" equals the aggregate market price of the option shares on the day of exercise less the aggregate exercise price). Thus, the number of shares covered by the Reload Option plus the number of additional shares received on the exercise of the Original Option will equal the number of shares covered by the Original Option. The program thereby serves to replace the opportunity for future appreciation that an optionee would otherwise lose by exercising an option using already-owned shares. In addition, by inducing option exercises and stock retention, the reload feature offers optionees the opportunity to receive dividends on a greater number of shares than would be the case without such a feature.

                         An employee will also benefit from the use of the reload feature if the market price of the underlying shares declines between the date he exercises the Original Option and the expiration date of that option. By encouraging an employee to exercise options with shares, the reload feature enables an employee to protect against a decline in the market price of the common shares without losing the potential benefit of a price increase.

     Aggregated Option Exercises in 1997 and December 31, 1997 Option Values

                         The following table provides information concerning options exercised in 1997 by the named executives and the options held by them at the end of 1997:

                                                                                   Value of
                                                              Number of           Unexercised
                                                             Unexercised         In-the-Money
                              Shares                          Options at          Options at
                             Acquired                          12/31/97            12/31/97
                                on            Value         (Exercisable/        (Exercisable/
          Name             Exercise(1)       Realized       Unexercisable)     Unexercisable)(2)
-----------------------   -------------   -------------   -----------------   ------------------
  Douglas C. Yearley         236,757       $5,596,122      382,335/160,001     $ 143,753/    0
  J. Steven Whisler          106,111        2,890,558      160,098/ 89,668        61,815/    0
  Manuel J. Iraola             9,169          347,849       80,597/ 68,667      430,552/45,313
  Thomas M. St. Clair         24,867          518,199      100,050/ 42,668        38,813/    0
  Ramiro G. Peru               6,048          167,266       16,374/ 34,134         8,651/    0

                         --------------

                         (1) All of the named  executives  used  shares  already
                             owned by them to pay the exercise price of some or all of the options they exercised in 1997. Mr. Yearley exercised most of the options in 1997 in the above manner. He acquired 36,901 shares upon exercise of these options in excess of the shares used to pay the exercise price and associated taxes, and received reload options to purchase 162,660 shares.

                             Options for 106,111,  9,169,  24,867 and 6,048 were
                             exercised by Mr. Whisler, Mr. Iraola, Mr. St. Clair and Mr. Peru, respectively, in this manner. The number of common shares acquired upon exercise of these options in excess of the shares used to pay the exercise price and associated taxes was 19,766, 2,481, 3,392 and 1,123, respectively.

                         (2) Value  is  based  on the  mean of the  high and low
                             prices of the common shares on the Consolidated Trading Tape on December 31, 1997 ($62.1875).


                      Pension and Other Retirement Benefits


          Retirement     The  following  pension  table shows the  estimated
               Plans     aggregate  annual benefits payable in the form of a
                         straight  life  annuity  commencing  at  age 65 (i)
                         under the Phelps Dodge Retirement Plan for Salaried
                         Employees (the  "Retirement  Plan") as supplemented
                         by the supplementary  retirement  provisions of the
                         Phelps Dodge  Corporation  Supplemental  Retirement
                         Plan   (previously   known  as  the   Comprehensive
                         Executive  Non-qualified   Retirement  and  Savings
                         Plan) that make up amounts  limited by the Internal
                         Revenue  Code  (the  "Code")  and  (ii)  under  the
                         supplementary  retirement  provisions of the Phelps
                         Dodge  Corporation   Supplemental  Retirement  Plan
                         based on  incentive  compensation  under the Annual
                         Incentive Compensation Plan.

                              Pension Plan Table

 Final Average
  Salary and
   Incentive
                                     Estimated Annual Benefits for Years of Benefit Service Indicated(c)
 Compensation  ----------------------------------------------------------------------------------------------------------------
    (a)(b)          10            15           20            25            30            35             40              45
-------------- -----------   -----------   ----------   -----------   -----------   -----------   -------------   -------------
$   290,000     $ 44,390      $ 66,580      $ 88,770     $110,970      $133,160      $155,350      $  177,550      $  199,740
$   465,000     $ 72,390      $108,580      $144,770     $180,970      $217,160      $253,350      $  289,550      $  325,740
$   660,000     $103,590      $155,380      $207,170     $258,970      $310,760      $362,550      $  414,350      $  466,140
$   765,000     $120,390      $180,580      $240,770     $300,970      $361,160      $421,350      $  481,550      $  541,740
$   850,000     $133,990      $200,980      $267,970     $334,970      $401,960      $468,950      $  535,950      $  602,940
$   935,000     $147,590      $221,380      $295,170     $368,970      $442,760      $516,550      $  590,350      $  664,140
$ 1,020,000     $161,190      $241,780      $322,370     $402,970      $483,560      $564,150      $  644,750      $  725,340
$ 1,105,000     $174,790      $262,180      $349,570     $436,970      $524,360      $611,750      $  699,150      $  786,540
$ 1,190,000     $188,390      $282,580      $376,770     $470,970      $565,160      $659,350      $  753,550      $  847,740
$ 1,275,000     $201,990      $302,980      $403,970     $504,970      $605,960      $706,950      $  807,950      $  908,940
$ 1,360,000     $215,590      $323,380      $431,170     $538,970      $646,760      $754,550      $  862,350      $  970,140
$ 1,445,000     $229,190      $343,780      $458,370     $572,970      $687,560      $802,150      $  916,750      $1,031,340
$ 1,530,000     $242,790      $364,180      $485,570     $606,970      $728,360      $849,750      $  971,150      $1,092,540
$ 1,683,000     $267,270      $400,900      $534,530     $668,170      $801,800      $935,430      $1,069,070      $1,202,700

                         --------------

                         (a) The   Retirement   Plan   provides  a  member  upon
                             retirement at age 65 with a pension for life in a defined amount based upon final average salary and length of benefit service. Under the Retirement Plan, final average salary ("Final Average Salary") is the highest average annual base salary for any consecutive 36-month period plus the highest average annual incentive compensation for any consecutive 60-month period during a member's last 120 months of employment. Benefit service includes all periods of employment with the Corporation or its participating subsidiaries. Benefits under the Retirement Plan are subject to certain limitations under the Code, and to the extent the result of such limitations would be a benefit less than would otherwise be paid under such Plan, the difference is provided under the supplementary retirement provisions of the Phelps Dodge Corporation Supplemental Retirement Plan. The formula for determining benefits payable under the Retirement Plan takes into account estimated social security benefits payable. The amounts set forth in the table assume maximum social security benefits payable in 1997.

                         (b) Amounts of annual incentive  compensation have been
                             estimated based on the five-year average annual incentive compensation awarded to participating employees for 1993 through 1997. The actual amount of incentive compensation for an individual at any level of Final Average Salary could vary.

                         (c) The expected  credited years of benefit  service at
                             normal retirement for the Corporation's five current named executive officers as of December 31, 1997 are as follows: Mr. Yearley, 41 years; Mr. Whisler, 43 years; Mr. Iraola, 30 years, Mr. St. Clair, 11 years; and Mr. Peru, 42 years. The years of service are based on normal retirement for all executive officers under the Retirement Plan and the applicable provisions of the Supplemental Retirement Plan.

                  Severance and Change of Control Arrangements

           Severance     The Corporation  has severance  agreements with each of
          Agreements     its five  executive  officers under which the executive
            With Our     would  receive a lump sum  payment  equal to his annual
          Executives     base salary in the event the Corporation terminates his
                         employment,   other   than  for   cause  or   mandatory
                         retirement, or the executive voluntarily terminates his
                         employment because of material reductions in his salary
                         or  his  position,  duties  and  responsibilities.  The
                         terminated    executive    would   also   receive   (i)
                         outplacement services at a cost up to 15% of his base salary and (ii) the cost of continued coverage for a limited period under the Corporation's group health, life insurance and disability plans.

           Change of     The   Corporation   also  has   agreements   with  such
             Control     executives under which each executive would receive, in
          Agreements     the event he ceases to be employed  by the  Corporation
            With Our     within two years  following  a change of control of the
          Executives     Corporation (for a reason other than death, disability,
                         willful misconduct,  normal retirement or under certain
                         circumstances a voluntary  termination of employment by
                         the executive), a lump sum equal to (i) three times the
                         executive's  highest  base salary  during that year and
                         the  prior  two  years  plus  (ii)   three   times  the
                         executive's   average   bonus  paid  under  the  Annual
                         Incentive  Compensation Plan for the two calendar years
                         preceding  the  year in which  the  change  of  control
                         occurs,  less  (iii) any  severance  payable  under his
                         Severance Agreement.  The amount of such payments, when
                         combined with any other  payments  that are  contingent
                         upon a change of control,  may be capped at the maximum
                         amount that can be paid  without  triggering  an excise
                         tax under the  Internal  Revenue  Code.  This  "Cap" on
                         payments does not apply if the amount of such payments,
                         calculated  without  the Cap, is at least 20% more than
                         the amount of such payments calculated with the Cap. If
                         the   payments   are  not  subject  to  the  Cap,   the
                         Corporation  will  provide  the  executive  with  a tax
                         gross-up  payment to reimburse  the  executive  for any
                         excise  taxes as well as the  presumed  income taxes on
                         the  gross-up.  The  terminated  executive  would  also
                         receive the cost of  continued  coverage  for a limited
                         period  under  the  Corporation's  group  health,  life
                         insurance and  disability  plans.  Except under certain
                         circumstances,   these  change  of  control  agreements
                         expire on December 31, 2002.

        Other Change     Although  normal  compensatory  options  granted by the
          of Control Corporation generally become exercisable in three Provisions substantially equal annual installments beginning on the first  anniversary of the date of grant,  they also
                         become   exercisable   in  certain  change  of  control
                         situations.  Specifically, such options are exercisable
                         (but  not  earlier  than  six  months  from the date of
                         grant)  for a period of 30 days  beginning  on the date
                         the Corporation's  common shares are purchased pursuant
                         to a third  party  tender  offer  or the  Corporation's
                         shareholders  approve a merger or  similar  transaction
                         which the  Corporation  will not  survive as a publicly
                         held  corporation or, in the case of the five executive
                         officers  and  certain  other  employees,  the date the
                         employee  ceases  to be  employed  if he  ceases  to be
                         employed   within  two  years  following  a  change  of
                         control.  In  addition,  such options  include  limited
                         rights  exercisable only in the event the Corporation's
                         common shares are  purchased  pursuant to a third party
                         tender offer or the Corporation's  shareholders approve
                         a merger or similar  transaction  which the Corporation
                         will not survive as a publicly held corporation.  Under
                         these limited rights, an optionee may elect, in lieu of
                         purchasing   shares,  to  relinquish  the  option  with
                         respect  to all or any of such  shares and to receive a
                         payment  equal to (i) the price paid for a common share
                         in such merger or similar transaction multiplied by the
                         number  of  common  shares  the  optionee   could  have
                         purchased less (ii) the total purchase price for that number of common shares under the terms of the option.

                         The Supplemental Retirement Plan provides for the payment of unreduced benefits to employees who meet liberalized age and length of service requirements and whose employment is terminated by the Corporation or any of its subsidiaries within two years following a change of control of the Corporation. The Supplemental Retirement Plan also provides an additional 36 months of service credit to an executive who, due to his termination of employment within two years following a change of control of the Corporation, becomes entitled to receive payments under his change of control agreement with the Corporation. The Supplemental Savings Plan obligates the Corporation to transfer an amount equal to the deficiency in the assets of the Plan's trust fund, if any, prior to the day on which a change of control occurs.

                Compensation and Management Development Committee
                        Report on Executive Compensation


                 The The Committee is composed solely of directors Committee (currently four) who are not employees of the
                         Corporation. It has periodically retained respected independent compensation consultants to advise and assist it in connection with various compensation matters.

           Corporate     The  Corporation's  goal is to be the leader in each of
               Goals     the domestic and international mining and manufacturing
                         activities in which it competes. It also seeks to achieve and sustain progressive increases in value for its shareholders, while balancing appropriately the short and long-term opportunities for the Corporation.

                         To meet these goals, the Corporation employs high caliber, dedicated senior managers who are well trained and results oriented. The Board of Directors established the Compensation and Management Development Committee to provide oversight of the Corporation's compensation and management development programs and to ensure that these programs maximize the Corporation's ability to attract, retain and motivate employees to meet these stated objectives.

                         The Committee believes it can motivate senior managers participating in these programs by:

                         o Emphasizing the relationship between pay and performance by rewarding managers who bring about solid achievement with regard to key business strategies and specific operational objectives and by increasing the relative amount of compensation at risk as management responsibilities increase.

                         o Assuring that the elements of variable compensation are linked as directly as practicable to measurable financial, operational and other forms of performance.

                         o   Encouraging stock ownership by executives.

                         o   Tying pay for performance as closely as possible to
                             success   in   maximizing    the   value   of   the
                             Corporation's stock over the long term.

         Elements of     The  executive  officers are  compensated  by salaries,
           Executive annual incentive awards and long-term incentive Compensation compensation. Each element focuses on performance in a different  but  complementary  way.  Salaries  focus on
                         individual performance as well as competence, length of
                         service and the  Corporation's  performance  during the
                         officer's   tenure.   Annual   incentives   relate   to
                         individual,  corporate  and,  where  appropriate,  unit
                         performance. Long-term incentive awards, which are paid
                         in the form of stock  options,  and, from time to time,
                         in  restricted  stock,  create a long-term  identity of
                         interest   with   the   shareholders   based   on   the
                         Corporation's   performance   and  related   growth  of
                         shareholder value.

                         The Committee believes that the Corporation competes for its executive talent primarily with similarly sized industrial companies located in the United States. Accordingly, where possible, the Committee compares the compensation for the top five executives, at least annually, to the compensation paid to executives holding similar positions at sixteen publicly held industrial corporations of an average size, measured by revenues and market capital, similar to that of the Corporation (referred to below as the "comparison group"). For other executives, comparisons to similar positions are based on a much larger group of companies of similar size to the Corporation measured by revenues. The Committee believes that the competitive data used is generally representative of the competitive level of compensation paid to executive officers in companies the size of Phelps Dodge. Thus, the companies used for comparison purposes in connection with the compensation paid to the Corporation's executive officers are different from the companies included in the peer group used in the performance graphs on pages 23 and 24 and to compare shareholder returns.

           Executive     Individual   salaries   for   executive   officers  are
            Salaries     generally established by the Board of Directors, on the
                         recommendation   of  the  Committee,   to  reflect  the
                         officer's  performance,   competence,   and  length  of
                         service and the  Corporation's  performance  during the
                         executive   officer's   tenure.    Generally,    salary
                         adjustments  are  targeted  to move  salaries to median
                         levels over time for sustained and expected performance
                         and competence.  The salaries of executive officers who
                         have  performed   exceptionally   well  over  sustained
                         periods  of  time  may be  adjusted  to  exceed  median
                         levels. Based on available  information,  the Committee
                         believes  salaries in 1997 for the  executive  officers
                         were at or near the median when  compared to  employees
                         in  similar   positions  in  the  comparison  group  of
                         companies. The Committee determined that, based on the fact that over the last decade Phelps Dodge stock has significantly outperformed the S&P Metals Mining index and the executives named in the Summary Compensation
                         Table have sustained excellent performance, salaries for these executives should be adjusted upward in 1998.

              Annual The Annual Incentive Compensation Plan provides the Incentives executive officers and certain other officers and
                         managers   with   compensation   based  on  success  in
                         achieving  annual  individual,   corporate  and,  where
                         appropriate,  unit goals. For each executive officer, a
                         target award is determined  approximating the median of
                         the   annual   incentive   compensation   paid  by  the
                         comparison  group  to  individuals  holding  comparable
                         positions.  Lower  threshold  awards and higher maximum
                         awards are also  established.  Corporate  goals are set
                         using  return on  equity  and net  operating  cash flow
                         return  on   invested   capital,   both  of  which  are
                         fundamental    indicators    of    the    Corporation's
                         performance.   The  goals  are  equally   weighted  and
                         determine  70% of the  CEO's  and  COO's  total  annual
                         incentive   compensation,   and  60%  and  15%  of  the
                         corporate executives' and operation executives' awards,
                         respectively.  In 1997, the  Corporation's  performance
                         with  respect  to return on  equity  was  approximately
                         midway   between   target  and   maximum   goals.   The
                         Corporation's  1997  performance  with  respect  to net
                         operating  cash flow  return on  invested  capital  was
                         approximately  three-fourths  of the way between target
                         and  maximum  goals.  In  the  last  four  years,   the
                         Corporation's  operating  cash  flow has  increased  99
                         percent resulting in top quartile  performance  against
                         the peer group  companies  during the period.  Based on
                         these  results  and  the   Committee's   evaluation  of
                         performance   relative   to   individual   and,   where
                         appropriate, unit goals, the Committee recommended, and
                         the  Board  approved,   Annual  Incentive  Compensation
                         awards for 1997 above the targeted amounts for the listed executives.

           Long-term The Committee uses stock options as the principal Incentive method of providing long-term incentive compensation
        Compensation     primarily because employees benefit from options, if at
                         all,  only to the extent of  increases  in the value of
                         the   Corporation's   common  shares.  To  further  the
                         identity  of  interest  with  the   shareholders,   the
                         executive officers are expected to acquire and own significant numbers of the Corporation's shares.

                         The Committee has determined that to focus the executives' attention to an appropriate extent on the long-term growth of shareholder value, the targeted compensation levels with respect to the present value of stock options should be approximately midway between the fiftieth and seventy-fifth percentiles of the long-term incentive awards made to executives holding similar positions in companies in the comparison group. Adjustments are made from these levels based on the performance, career potential, critical skills and prior grant history of the executive officer. Of the stock options granted to executive officers in 1997, three were above the targeted levels, one was at the targeted level and one was slightly below the targeted level. All of the Committee's option grants for 1997 were approved by the Board.

           Grants of The Committee also made grants of restricted stock to a Restricted limited number of other key employees under the
               Stock     Corporation's  1993 Stock Option and  Restricted  Stock
                         Plan.  The  principal  purpose  of these  grants was to
                         retain the services of key executive  personnel through
                         a  means  that  also  provides  a  meaningful  economic
                         incentive  to increase  the value of the  Corporation's
                         common  shares.  The size of each award was  determined
                         based on the Committee's  subjective  determination  of
                         the   recipient's   expected    contribution   to   the
                         Corporation   over  the  stated  vesting  period,   the
                         significance  of  the  recipient's  position  with  the
                         Corporation   and   the   importance   of   maintaining
                         continuity of management in the recipient's function.

               Stock To underscore the connection between the interests of Ownership management and stockholders, the Corporation, several
          Guidelines     years  ago,   established   informal  stock   ownership
                         guidelines  for its executive  officers.  In 1996,  the
                         Corporation  formalized  this  program and  established
                         stock ownership targets for officers of the Corporation
                         who hold the position of Vice  President  and above and
                         certain  senior  executives  within  the  Phelps  Dodge
                         Mining Company and Phelps Dodge  Industries  divisions.
                         The targets are  expressed in terms of the value of the
                         Corporation's  common shares held by the executive as a
                         multiple of salary grade  midpoint.  The targets  range
                         from one and one-half times salary  midpoint up to five
                         times salary midpoint for the CEO. Many Vice Presidents
                         and other executives  already hold a substantial amount
                         of common shares,  but those who do not hold sufficient
                         shares  have  five  years  to  reach   their   personal
                         ownership targets.

                 Tax     Section  162(m) of the Internal  Revenue Code generally
                Code     places a $1 million per person limit on the deduction a
              Issues     publicly-held  corporation  may take  for  compensation
                         paid to its chief executive  officer and its four other
                         highest compensated "covered employees,"  excluding for
                         this  purpose  deferred  compensation  and, in general,
                         compensation      constituting      "performance-based"
                         compensation.   In  1997,  the   Corporation   obtained
                         shareholder  approval of an amendment to its 1993 Stock
                         Option and Restricted Stock Plan to continue to exclude
                         the compensation from stock options from the $1 million
                         deductibility limit. Other elements of the compensation
                         payable to executive officers,  such as salary,  annual
                         incentive  compensation  and restricted  stock, are not
                         excludable  from  such  limit.   Mr.  Yearley  deferred
                         $240,000 of his salary in 1997, however, as a result of
                         the  Corporation's  performance in 1997 and the related
                         above-target   incentive   compensation  award  to  Mr.
                         Yearley,  his  compensation  subject to Section  162(m)
                         exceeded one million dollars resulting in the loss of a
                         Federal   income   tax   deduction   with   respect  to
                         approximately $372,000 of his compensation.

                 CEO Douglas C. Yearley, the Chief Executive Officer of the Compensation Corporation, received a base salary of $750,000 in
                         1997, an Annual  Incentive  Compensation  Plan award of
                         $860,300  for  1997  performance   compared  to  stated
                         corporate  and  individual  performance  goals,  and  a
                         compensatory  option  grant in 1997 to purchase  80,000
                         common shares. Mr. Yearley also received in 1997, under a program available to all optionees, 162,660 reload options in connection with his use of already-owned shares to pay the exercise price of other options. The number of reload options granted to an employee is equivalent to the number of shares that the employee transfers to the Corporation to exercise outstanding options.

                         The first 70% of Mr. Yearley's Annual Incentive Compensation Plan award was equally determined on the basis of the Corporation's actual return on equity and net operating cash flow return on invested capital as compared to goals set at the beginning of the year. The Corporation's performance was approximately midway between the target and the maximum goals for return on equity and approximately three-fourths of the way between target and maximum for net operating cash flow return on invested capital. The remaining 30% of Mr. Yearley's award was based on the Committee's subjective evaluation of his performance with regard to individual goals pertaining to the organization's culture, shareholder value, and the growth of Phelps Dodge Mining Company and Phelps Dodge Industries. Based on its judgment as to Mr. Yearley's performance in these respects, the Committee made an above target award to him as to this part of his incentive compensation. Mr. Yearley's compensatory stock option grant, which was at the targeted level, was based on the policy discussed above.

                         The Committee believes that Mr. Yearley's 1997 salary was at or near the 1997 median paid by comparable companies to their CEOs. With the payment of an above target annual incentive award and a stock option grant at the target level, the total value of the compensation package provided to Mr. Yearley for 1997 was above the median, which was well in line with the company's comparative performance during 1997. The Committee believes that adjustments to base salaries in 1998 will position Mr. Yearley's total compensation at the appropriate level for his sustained excellent performance in the future.

        Conclusion       The   Committee   will   continue   to   evaluate   the
                         Corporation's  compensation programs to best enable the
                         Corporation   to  employ  and  motivate  high  caliber,
                         dedicated people.  Such employees,  properly motivated,
                         are   believed  to  be  key  to   achievement   of  the
                         Corporation's goal to be the international leader in the mining and manufacturing activities in which it competes and the related enhancement of shareholder value over the long term.


                                        THE COMPENSATION AND MANAGEMENT
                                        DEVELOPMENT COMMITTEE
                                        Southwood J. Morcott, Chairman
                                        Robert N. Burt
                                        Paul W. Douglas
                                        Paul Hazen

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               AMONG PHELPS DODGE CORPORATION, THE S & P 500 INDEX
                        AND THE S & P METALS MINING INDEX



     * The chart above reflects $100 invested at 12/31/92 in Phelps Dodge common stock, the S&P 500, and in a peer group represented by the S&P Metals Mining index, comprised of Phelps Dodge, ASARCO Incorporated, Cyprus Amax Minerals Co., Freeport-McMoRan Copper & Gold Inc., and Inco Ltd.

                                                          Cumulative Total Return
                                ----------------------------------------------------------------------------
                                 12/31/92     12/31/93     12/31/94     12/31/95     12/31/96      12/31/97
        Phelps Dodge Corp.         100.00       104.01       135.98       140.95       157.52        149.12
        S & P 500                  100.00       110.08       111.53       153.45       188.68        251.64
        S & P METALS MINING        100.00       111.40       130.08       143.88       146.80         98.68

                 COMPARISON OF TEN YEAR CUMULATIVE TOTAL RETURN*
               AMONG PHELPS DODGE CORPORATION, THE S & P 500 INDEX
                        AND THE S & P METALS MINING INDEX




     * The chart above reflects $100 invested at 12/31/87 in Phelps Dodge common stock, the S&P 500, and in a peer group represented by the S&P Metals Mining index, comprised of Phelps Dodge, ASARCO Incorporated, Cyprus Amax Minerals Co., Freeport-McMoRan Copper & Gold Inc., and Inco Ltd. This 10-year graph illustrates the relative stock performances over a period that more closely represents the longer business cycle generally associated with the industry of the Corporation and is especially meaningful because the business focus and growth strategies of the Corporation have been and continue to be long term.

                                     Cumulative Total Return
                       -------------------------------------------------------------------------------------------------------------
                        12/31/87  12/31/88  12/31/89  12/31/90  12/31/91  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97
Phelps Dodge Corp.        100.00    115.43    155.10    156.72    193.74    290.90    302.55    395.56    410.03    458.24    433.78
S & P 500                 100.00    116.61    153.56    148.79    194.12    208.91    229.97    233.00    320.58    394.18    525.69
S & P METALS MINING       100.00    131.81    151.70    144.10    162.58    174.43    194.32    226.89    250.98    256.07    172.13

                 2. 1998 STOCK OPTION AND RESTRICTED STOCK PLAN

                         On March 4, 1998, the Board of Directors adopted the 1998 Stock Option and Restricted Stock Plan (the "1998 Plan"), subject to approval by a majority of the Corporation's shareholders voting on the proposal at the 1998 annual meeting. To simplify the administration of the Corporation's option plans, if the 1998 Plan is approved by shareholders, outstanding awards under the Phelps Dodge Corporation 1993 Stock Option and Restricted Stock Plan (the "1993 Plan") and the Phelps Dodge Corporation 1987 Stock Option and Restricted Stock Plan (the "1987 Plan") will be incorporated into and governed by the terms of the 1998 Plan and the terms and conditions of such outstanding awards may be amended pursuant to the 1998 Plan. The principal features of the 1998 Plan are summarized below, but such summary is qualified in its entirety by reference to the full text of the 1998 Plan, which is attached as Exhibit A.

                         The 1998 Plan is substantially similar in its terms to the 1993 Plan, with three significant exceptions:

           Principal     1.  Option  Repricing.   Repricing  of  options  is
         Differences     prohibited in the 1998 Plan.
            from the
           1993 Plan     2.  Stock  Appreciation  Rights.  Grants  of  Stock
                         Appreciation  Rights are not  permitted in the 1998
                         Plan.

                         3. Restricted Stock. Grants of Restricted Stock generally will not vest before the fifth, but not sooner than the third, anniversary from the date of grant. Awards of Restricted Stock which are based upon the achievement of specific performance criteria will not vest before the first anniversary of the grant date.

             General Under the 1998 Plan, the Compensation and Management Development Committee (the "Committee") may grant to executives and other key employees of the Corporation and its subsidiaries without any payment therefor (i) incentive stock options ("ISOs") and non-qualified stock options ("NQOs") to purchase the Corporation's common shares at a per share exercise price equal to or greater than their fair market value on the day of grant and (ii) common shares which are subject to certain restrictions ("Restricted Stock").

                         As of March 4, 1998, there were five executive officers and approximately 216 key employees eligible to participate in the 1998 Plan. Participants are selected by the Committee based upon their past and potential future contribution to the long-term financial success of the Corporation. As of March 20, 1998, the fair market value of a common share was $65.5313.

              Shares The total number of common shares available for option Available for grants and Restricted Stock awards under the 1998 Plan
            Issuance     is the sum of (A)  4,000,000;  (B) the number of common
                         shares  received by the  Corporation  in payment of the
                         exercise  price under any option granted under the 1998
                         Plan,  the  1993  Plan  and the  1987  Plan and (C) the
                         number of shares remaining available for issuance under
                         the 1993 Plan.  No option  grants or  Restricted  Stock
                         awards may be made  under the 1998 Plan after  March 4,
                         2008. As of March 4, 1998,  1,323,450  shares  remained
                         available for issuance under the 1993 Plan and, of this
                         amount,   up  to  742,308  shares  were  available  for
                         Restricted Stock awards.

                         Upon the exercise of an option, payment may be made in cash (including cash paid pursuant to a so-called cashless exercise program with an authorized broker) or, in the discretion of the Committee, in common shares having a market value equal to such exercise price or in a combination of cash and common shares. Options expire no later than the tenth anniversary of the date of grant, plus, in the case of NQOs, one day. If the optionee dies, becomes disabled, retires on his or her normal retirement date or retires early pursuant to the early retirement provisions of a pension or retirement plan of the Corporation or one of its subsidiaries (a "Retirement") his or her exercisable or unexercisable options, held for at least six months, terminate no later than the fifth anniversary of the death, disability or retirement.

        Exercise  of     Options  generally become  exercisable in three or four
             Options     substantially equal installments beginning on the first
                         anniversary  of the date of  grant.  Any  unexercisable
                         options held by an employee who dies become exercisable
                         upon the  employee's  death.  The Committee may provide
                         for early  vesting  of option  installments,  including
                         without limitation the vesting of installments: (1) not
                         later  than an  employee's  normal or early  retirement
                         date, (2) not later than the date an employee ceases to
                         be  employed  if he ceases to be  employed  within  two
                         years  following a change of control of the Corporation
                         (as  defined in the 1998  Plan),  (3) in the event that
                         either the  Corporation's  common  shares are purchased
                         pursuant  to  a  third  party   tender   offer  or  the
                         Corporation's shareholders approve a merger or similar transaction in which the Corporation will not survive as a publicly held corporation. If an employee is terminated for cause all of his or her options will immediately expire.

                         Reload options may be granted under the 1998 Plan with respect to the exercise, with already owned shares, of options granted under the 1998 Plan, 1993 Plan or the 1987 Plan. Reload options are granted on terms similar to the original option (including having a term equal to the remaining term of the original option), except that they have an exercise price per share equal to the fair market value of a common share on the date the reload options are granted and are not exercisable for six months after the date they are granted.

          Restricted Under the 1998 Plan, the Committee may award shares of Stock Grants Restricted Stock to executives and key employees
                         without  any  payment   therefor   subject  to  certain
                         restrictions. Shares of Restricted Stock are subject to
                         restrictions   on  transfer  and  risk  of   forfeiture
                         generally  for a period of (i) five,  but not less than
                         three,  years from the date of the award in the case of
                         an award of Restricted Stock that will vest, if at all,
                         upon  the  passage  of  time  and  the  performance  of
                         continuous  service as an employee or (ii) one year, in
                         the case of awards that will vest,  if at all, upon the
                         achievement   of  specified   performance   objectives.
                         Restricted Stock awards will also generally vest if the
                         employee's   employment   terminated   due  to   death,
                         disability or normal retirement.  The Committee may, in
                         its  discretion,  provide  for  earlier  lapse  of  the
                         transfer  and   forfeiture   restrictions,   including,
                         without limitation, upon the achievement of performance goals specified by the Committee. Unless the Committee otherwise determines, if an executive or key employee terminates employment (other than due to death or disability or normal retirement) prior to the lapse of the transfer and forfeiture restrictions, his or her Restricted Stock will be forfeited.

          Amendments     The Board of  Directors  may amend the 1998 Plan at any
                         time,  except  that the  approval  of the  holders of a
                         majority of common  shares  voting on the  amendment at
                         the annual  meeting would be required for any amendment
                         (i) increasing the total
                         number of  common  shares  that may be sold,  issued or
                         transferred  under the 1998 Plan (except by adjustments
                         to reflect stock or extraordinary cash dividends, stock
                         splits or share  combinations or  recapitalizations  of
                         the Corporation),  (ii) modifying  provisions regarding
                         eligibility,  (iii)  reducing  the  purchase  price for
                         common shares  offered  pursuant to options  (except by
                         adjustments  to  reflect  stock or  extraordinary  cash
                         dividends,   stock  splits,   share   combinations   or
                         recapitalizations), or (iv) extending the 1998 Plan's expiration date.

             Federal No taxable income is recognized to the employee upon Income Tax the grant of an NQO. Upon the exercise of an NQO, the
       Treatment  of     employee  generally   recognizes  ordinary  income  for
             Options     Federal  income tax  purposes in an amount equal to the
                         excess of (i) the fair market value of the common shares issued on the date of exercise over (ii) the exercise price for such common shares. The Corporation generally receives a deduction at the time of exercise in an amount equal to the income realized as ordinary income by the employee. Upon the sale of common shares acquired by exercise of an NQO, the employee will realize a long-term or short-term capital gain or loss depending upon his holding period for such stock. To qualify for long-term capital gain treatment, the common shares must be held for more than one year after exercise. If the employee holds a common share for more than eighteen months after exercise, the rate of tax applicable to his long-term capital gain will be lower.

                         No taxable income is realized by the employee either upon the grant or exercise of an ISO. The tax is deferred until the common shares acquired upon the exercise of the ISO are sold, provided that the shares are held for at least one year after the date of exercise and not sold until the second anniversary of the date of grant. Upon a subsequent sale or exchange of the common shares received upon exercise of an ISO, any profit will be a long-term capital gain and any loss will be a long-term capital loss. If the common shares acquired upon the exercise of an ISO are transferred before the expiration of either of the required holding periods, the employee is taxed at ordinary income tax rates in the year the common shares are sold. The amount subject to ordinary income tax will generally be the difference between the fair market value of the common shares at the date of exercise and the exercise price. No income tax deduction is available to the Corporation upon the exercise or sale of the common shares received upon exercise of an ISO, unless the employee incurs a disqualifying disposition prior to meeting the requisite holding periods and realizes ordinary income upon any such sale.

   New Plan Benefits     The  following  table  sets  forth the number of common
               Table     shares  subject to option  grants which would have been
                         awarded to the named executives and the non-executive officer employee group under the 1998 Plan during 1997 if the 1998 Plan had been in effect in 1997:

                         Phelps Dodge 1998 Stock Option
                            And Restricted Stock Plan

                                                                     Number of            Number of
                      Name and Position                          Option Shares(a)     Restricted Shares
-------------------------------------------------------------   ------------------   ------------------
        Douglas C. Yearley
         Chairman of the Board,
         Chief Executive Officer and Director                          80,000                   0

        J. Steven Whisler
         President and Chief Operating Officer;
         President, PDMC and Director                                  53,000                   0

        Manuel J. Iraola
         Senior Vice President; President, PDI and Director            32,000                   0

        Thomas M. St. Clair
         Senior Vice President and Chief Financial Officer             21,000                   0

        Ramiro G. Peru
         Senior Vice President, Organization Development
         and Information Technology                                    26,000                   0

        Executive officer group                                       212,000                   0

        Non-executive officer employee group                          607,200              15,250

                         --------------

                         (a) The option grants shown reflect the normal  options
                             granted in 1997 under the 1993 Plan, which is substantially similar to the 1998 Plan. These grants to the named executives are also disclosed in the table entitled "Option Grants in 1997" on page 12. Normal option grants under the 1993 Plan were made in accordance with the Corporation's compensation practices and are generally likely to be indicative of future awards granted under the 1998 Plan, subject to changes in the market price of the Corporation's common shares and in the performance, career potential, critical skills and compensation history of the individual grantees. The option grants shown in the table above do not include the reload options granted in 1997 under the 1993 Plan. Reload options are granted in accordance with the individual's exercise decisions. Individual decisions are based on numerous varying factors and, therefore, 1997 exercises are not likely to be indicative of future exercises. Thus, the Corporation believes the number of reload option grants that are likely to be made under the 1998 Plan are not determinable. Reload options granted to the named executives in 1997 are also set forth in the table entitled "Option Grants in 1997" on page 12. No grants of shares of Restricted Stock were made to executive officers in 1997 under the 1993 Plan.

           Voting on     An affirmative  vote of a majority of the common shares
             the New     present  and  voting on  the 1998 Plan  at  the  annual
                Plan     meeting  of  shareholders  is  required  for  adoption.
                         Therefore, the effect of a broker non-vote is the same as an abstention.

                         The Board of Directors recommends a vote FOR adoption of the 1998 Stock Option and Restricted Stock Plan.

                  3. RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

                         On the recommendation of the Audit Committee, the Board of Directors has appointed Price Waterhouse LLP as independent accountants for the Corporation for the year 1998.

                         Price Waterhouse LLP or a predecessor firm has been the independent accountants for the Corporation since 1915. A representative of Price Waterhouse LLP will be present at the annual meeting with the opportunity to make a statement if he so desires and to respond to appropriate questions.

                         The   Board  of   Directors   recommends   a  vote  FOR
                         ratification of the appointment of Price Waterhouse LLP as independent accountants.

                                 OTHER BUSINESS

                         The Board of Directors is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

                                VOTING PROCEDURES

                         All shares represented by the accompanying proxy, if the proxy is duly executed and received by the Corporation at or prior to the annual meeting, will be voted at the meeting in accordance with any instructions specified on such proxy. Where no instruction is specified, the shares may be voted according to the instructions on the proxy.

                         It is the policy of the Corporation that, except under limited circumstances, each shareholder proxy card, ballot and voting tabulation that identifies any shareholder will be kept confidential and that the receipt and tabulation of such votes will be conducted by independent third parties, including the Corporation's transfer agent and its proxy solicitation firm, and not by employees of the Corporation.

                         The cost of soliciting proxies for the meeting will be borne by the Corporation. The Corporation has retained Morrow & Co., Inc., 909 Third Avenue, New York, N.Y. 10022-4799 to assist in soliciting proxies for a fee estimated at $17,500 plus reasonable expenses. Morrow & Co., Inc. and some officers and other employees of the Corporation may solicit proxies in person and by telephone or otherwise. The Corporation may also reimburse brokers and others who are record holders of the Corporation's shares for their reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.

                               Proposals For 1999

                         The  Corporation  will  review  for  inclusion  in next
                         year's proxy statement shareholder proposals received by December 1, 1998. Proposals should be sent to the Secretary of the Corporation, 2600 North Central Avenue, Phoenix, Arizona 85004-3014.

                             Annual Report For 1997

                         The annual report of the Corporation for the year 1997, including financial statements, is being furnished concurrently with this proxy statement to persons who were shareholders of record as of March 20, 1998, the record date for the annual meeting. The annual report does not form part of the material for the solicitation of proxies.


                                        By order of the Board of Directors,
                                                  Robert C. Swan
                                             Vice President and Secretary


                         Phoenix, Arizona
                         April 1, 1998

                                    Exhibit A

                         PHELPS DODGE 1998 STOCK OPTION
                            AND RESTRICTED STOCK PLAN
                                    SECTION 1

                                     PURPOSE

     The purpose of the Plan is to foster and promote the long-term financial success of the Corporation and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Corporation by Employees, and (c) enabling the Corporation to attract and retain the services of an outstanding team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.


                                   SECTION 2

                                  DEFINITIONS

     2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

          (a) "Act" shall mean the Securities Exchange Act of 1934, as amended.

          (b) "Adjustment Event" shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the common shares or recapitalization of the Corporation.

          (c) "Board" shall mean the Board of Directors of the Corporation.

          (d) "common shares" shall mean the common shares of the Corporation.

          (e) "Cause" shall mean (i) the willful failure by the Participant to perform substantially his duties as an Employee (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) serious misconduct on the part of the Participant that is injurious to the Corporation or any Subsidiary in any way, including, without limitation, by way of damage to any of their respective reputations or standings in their respective industries, (iii) the conviction of, or entrance of a plea of nolo contendere by, the Participant with respect to a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Corporation or any Subsidiary not to disclose any information pertaining to the Corporation or any Subsidiary or not to compete or interfere with the Corporation or any Subsidiary.

          (f) A "Change of Control" shall be deemed to have taken place at the time (i) when any "person" or "group" of persons (as such terms are used in Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Corporation or any employee benefit plan sponsored by the Corporation, becomes the "beneficial owner" (as such term is used in Section 13 of the Exchange Act) of 25% or more of the total number of common shares at the time outstanding; (ii) of the approval by the vote of the Corporation's stockholders holding at least 50% (or such greater percentage as may be required by the Certificate of Incorporation or By-Laws of the Corporation or by law) of the voting stock of the Corporation of any merger, consolidation, sale of assets, liquidation or reorganization in which the Corporation will not survive as a publicly owned corporation; or (iii) when the individuals who, at the beginning of any period of two years or less, constituted the Board cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

          (g) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (h) "Committee" shall mean a Committee of the Board, which shall consist of two or more members. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 as promulgated under the Act, or meet any other applicable standard for administrators under that or any similar rule which may be in effect from time to time. Each member of the Committee shall serve at the pleasure of the Board.

          (i) "Corporation" shall mean Phelps Dodge Corporation, a New York corporation, and any successor thereto.

          (j) "Disability" means the inability of a Participant to perform his duties for a period of at least 180 days due to mental or physical infirmity, as determined pursuant to the Corporation's policies.

          (k) "Employee" shall mean any executive or other key employee of the Corporation or any Subsidiary (as determined by the Committee in its sole discretion).

          (l) "Fair Market Value" shall mean the mean of the high and low prices of the common shares on the Consolidated Trading Tape on the date of determination or, if no sale of common shares is recorded on the Tape on such date, then on the next preceding day on which there was such a sale.

          (m)   "Immediate   Family   Member"  shall  mean  with  respect  to  a
     Participant, the Participant's spouse, ancestors (including parents and grandparents), siblings (including half-brothers and sisters), and descendants (including children, grandchildren and great grandchildren), as well as any entity, such as a limited liability company, partnership or trust, in which all of the beneficial ownership interests are held directly or indirectly by the Participant or a natural person who is an Immediate Family Member. For purposes of this definition, individuals who have the legal relationship described herein through legal adoption and the children of the Participant's spouse or the spouse of one of the Participant's children or grandchildren shall be treated as Immediate Family Members.

          (n) "Option" shall mean the right to purchase common shares at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" within the meaning of section 422 of the Code or (ii) an Option which is not an Incentive Stock Option (a "Non-qualified Stock Option").

          (o) "Participant" shall mean any Employee designated by the Committee to receive an Option or share of Restricted Stock under the Plan.

          (p) "Plan" shall mean the 1998 Stock Option and Restricted Stock Plan, as set forth herein and as the same may be amended from time to time.

          (q) "Predecessor Plans" shall mean the Phelps Dodge 1987 Stock Option and Restricted Stock Plan and the Phelps Dodge 1993 Stock Option and Restricted Stock Plan.

          (r)  "Restricted  Period" shall mean the period during which shares of
     Restricted   Stock  are  subject  to   forfeiture   and   restrictions   on
     transferability pursuant to Section 6.2 of the Plan.

          (s)  "Restricted   Stock"  shall  mean  common  shares  granted  to  a
     Participant pursuant to the Plan which is subject to forfeiture and restrictions on transferability in accordance with Section 6 of the Plan.

          (t) "Retirement" shall mean termination of a Participant's employment on or after the Participant's normal retirement date or early retirement under any pension or retirement plan of the Corporation or a Subsidiary.

          (u) "Subsidiary" shall mean any company in which the Corporation and/or another Subsidiary owns 50% or more of the total combined voting power of all classes of stock.

     2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural and the plural shall include the singular.


                                    SECTION 3
                                 ADMINISTRATION

     3.1 Power to Grant and Establish Terms of Awards. The Committee shall have authority, subject to the terms of the Plan, to determine the Employees eligible for Options and awards of Restricted Stock and those to whom Options or Restricted Stock shall be granted, the number of common shares to be covered by each Option or award of Restricted Stock, any conditions that may be imposed upon the grant of an Option, the time or times at which Options or Restricted Stock shall be granted, and the terms and provisions of the instruments by which Options or Restricted Stock shall be evidenced; to designate Options as Incentive Stock Options or Non-qualified Stock Options; to permit Participants to elect to defer the issuance of common shares otherwise deliverable upon the exercise of an Option on such terms and subject to such conditions as the Committee shall determine; and to determine the period of time during which restrictions on Restricted Stock shall remain in effect. The grant of any Option to any Employee or an award of Restricted Stock shall neither entitle such Employee to, nor disqualify him from, participation in any other grant of Options or award of Restricted Stock. Notwithstanding anything else contained in the preceding sentence to the contrary, in no event may the number of common shares subject to Options granted to any single Participant within any 12-month period exceed 350,000 common shares, as such number may be adjusted pursuant to Section 4.3.

     3.2 Administration. Any Option grant or award of Restricted Stock made by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Corporation, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons. The Committee may consult with legal counsel, who may be counsel to the Corporation, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. Without limiting the generality of the foregoing, the Committee may delegate to any officer of the Corporation or any committee comprised of officers of the Corporation the authority to take any and all actions permitted or required to be taken by the Committee hereunder; provided that such delegation shall not be permitted with respect to Options or other awards granted or to be granted to any officer of the Corporation and that, to the extent the Committee delegates authority to grant Options and other awards hereunder, such delegation shall specify the aggregate number of common shares that may be awarded pursuant to such delegation and may establish the maximum number of common shares that may be subject to any award made pursuant to such delegation and any other limitations thereon that the Committee may choose to impose.


                                    SECTION 4

                              STOCK SUBJECT TO PLAN

     4.1 Number. The stock as to which Options and awards of Restricted Stock may be granted shall be common shares. When Options are exercised or Restricted Stock is awarded, the Corporation may either issue unissued common shares or transfer issued shares held in its treasury. Subject to adjustment as provided in Section 4.3 below, the total number of common shares (i) which may be sold to Employees under the Plan pursuant to Options, and (ii) that may be transferred or issued as Restricted Stock pursuant to Section 6 shall not exceed the sum of (A) 4,000,000 common shares, (B) the number of common shares received by the Corporation on or after the date this Plan is adopted by the Board (the "Effective Date") in payment of the exercise price under any Option, whether issued under the Plan or a Predecessor Plan, and (C) the number of common shares remaining available for issuance under the Phelps Dodge 1993 Stock Option and Restricted Stock Plan on the Effective Date. Notwithstanding the foregoing, the total number of common shares that may be transferred or issued hereunder as awards of Restricted Stock pursuant to Section 6 shall not exceed 400,000 common shares, plus that number of the common shares referred to in subclause (C) of the immediately preceding sentence that on the Effective Date were available for awards of Restricted Stock under the Phelps Dodge 1993 Stock Option and Restricted Stock Plan. Any option settled in cash shall reduce the number of common shares under the Plan by the number of shares that would have been issued had the Option been exercised for common shares.

     4.2 Canceled, Terminated or Forfeited Awards. If, after the Effective Date, an Option granted hereunder or an Option granted under a Predecessor Plan which is outstanding on the date hereof expires, or is terminated, canceled or otherwise surrendered by a Participant prior to its exercise, or if shares of Restricted Stock are returned to the Corporation pursuant to the terms of the Plan, or if shares of Restricted Stock awarded under a Predecessor Plan which are still restricted on the date hereof are returned to the Corporation prior to the time at which a Participant's rights become non-forfeitable, the common shares covered by such Option immediately prior to such expiration or other termination or the common shares affected by such return of Restricted Stock shall again be available for future grants under the Plan.

     4.3 Adjustment in Capitalization. The number and price of common shares covered by each Option, the maximum number of common shares that may be awarded as Options under Section 3.1 and the total number of common shares that may be sold, issued or transferred under the Plan shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution, or other similar transaction, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of common shares covered by the Option would have been entitled to receive in connection with such event.

     Any shares of stock (whether common shares, shares of stock into which common shares are converted or for which common shares are exchanged or shares of stock distributed with respect to common shares) or cash or other property received with respect to any award of Restricted Stock granted under the Plan as a result of any Adjustment Event, any distribution of property or any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction shall, except as provided in Section 6.4 or as otherwise provided by the Committee at or after the date an award of Restricted Stock is made by the Committee, be subject to the same terms and conditions, including restrictions on transfer, as are applicable to such shares of Restricted Stock and any stock certificate(s) representing or evidencing any shares of stock so received shall be legended in substantially the same manner as provided in
Section 6.5 hereof.


                                    SECTION 5

                                  STOCK OPTIONS

     5.1 Grant of Options. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Committee may provide, at or after the date of grant of an Option, that, upon the exercise of such Option and payment of the exercise price therefor with already owned common shares, an additional Option will be granted for the number of shares so delivered in payment of the exercise price, having such other terms and conditions not inconsistent with the Plan as the Committee may determine, including the feature described in this second sentence of this
Section 5.1. The aggregate Fair Market Value of the common shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Corporation or any Subsidiary shall not exceed $100,000 or such other amount as may be subsequently specified by the Internal Revenue Code of 1986, as amended. Options shall be evidenced by instruments in such form or forms as the Committee may from time to time approve.

     5.2 Option Price. The Option price per share shall be at or above the Fair Market Value of the optioned shares on the day the Option is granted (as determined under Section 5.1).

     5.3 Payment. Upon exercise, the Option price shall be paid (i) in cash, including an assignment of the right to receive cash proceeds of the sale of common shares subject to the Option; (ii) in the discretion of the Committee, in already owned common shares of the Corporation having a Fair Market Value on the date of exercise equal to such Option price or in a combination of cash and common shares or (iii) in accordance with such procedures or in such other form as the Committee shall from time to time determine.

     5.4 Term and Exercise of Options. Each Incentive Stock Option shall expire not later than the tenth anniversary of the date of its grant, and each Non-qualified Stock Option shall expire not later than the day after the tenth anniversary of the date of its grant. Options shall become exercisable in three or four substantially equal annual installments commencing on the first anniversary of the date of grant, as the Committee in its discretion shall determine, or at such other times and upon the occurrence of such other events or conditions as the Committee may determine at or after the grant of such Option. Notwithstanding the foregoing, the Committee may include in any Option instrument, initially or by amendment at any time, a provision making any installment or installments exercisable at such earlier or later date, or upon the occurrence of such earlier or later event, as may be specified by such provision. Without limiting the generality of the foregoing, the Committee may approve, pursuant to the foregoing sentence, provisions making installments exercisable (i) upon a Participant's Retirement, (ii) six months (or such greater or lesser period as the Committee shall in its discretion determine) from the date on which an Option is granted if such Option is granted in conjunction with the Participant's exercise of another Option (whether such Option is issued under this Plan or a Predecessor Plan) with common shares already owned by the Participant, (iii) not later than the date the Participant ceases to be employed by the Corporation if he ceases to be so employed within two years following a Change of Control of the Corporation, and (iv) at such time and for such period as the Committee deems appropriate, in the event of a Change of Control. Except as may be provided in any provision approved by the Committee pursuant to this Section 5.4, after becoming exercisable each installment shall remain exercisable until expiration, termination or cancellation of the Option. An Option may be exercised from time to time, in whole or in part, up to the total number of common shares with respect to which it is then exercisable.

     5.5 Termination of Employment. If the Participant ceases to be employed by the Corporation or a Subsidiary other than by reason of death, Disability, Retirement or the Participant's termination for Cause, all Options granted to him and exercisable on the date of his termination of employment shall terminate on the earlier of such Options' expiration or one month (or such greater period of time, not to exceed one year, determined by the Committee in its sole discretion) after the day his employment ends. If the Participant ceases to be employed on account of Disability or Retirement, all Options granted to him and exercisable on the date of his termination of employment due to Disability or his Retirement shall terminate on the earlier of such Options' expiration or the fifth anniversary of the day of such termination or Retirement. If the Participant's employment is terminated for Cause, all Options granted to such Participant which are then outstanding shall be forfeited. Except as otherwise determined by the Committee at or after grant of any Option, any installment which has not become exercisable prior to the time the Participant ceases to be employed by the Corporation or a Subsidiary other than by reason of death shall lapse and be thenceforth unexercisable. Whether authorized leave of absence or absence in military or governmental service may constitute employment for the purposes of the Plan shall be conclusively determined by the Committee.

     5.6 Exercise upon Death of Participant. If the Participant dies while he is employed by the Corporation or a Subsidiary, his Options may be exercised, for the full number of common shares covered thereby for which such Options were not previously exercised, by his estate, personal representative or beneficiary who acquires the Options by will or by the laws of descent and distribution, at any time prior to the earlier of the Options' expiration or the fifth anniversary of the Participant's death. Such Options shall terminate upon the earlier of such Options' expiration or the fifth anniversary of such Participant's death. If the Participant dies while he is no longer employed by the Corporation, his Options may be exercised, for the number of common shares as to which he could have exercised them on the date of his death, by his estate, personal representative or beneficiary who acquires the Options by will or by the laws of descent and distribution, at any time prior to the termination date provided by Section 5.5.


                                    SECTION 6

                                RESTRICTED STOCK

     6.1 Grant of Restricted Stock. Any award made hereunder of Restricted Stock shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan (including, but not limited to, requiring the Employee to pay the Corporation an amount equal to the par value per share for each share of Restricted Stock awarded) as shall be prescribed by the Committee in its sole discretion. The Committee may require that, as a condition to any award of Restricted Stock under the Plan, the Employee shall have entered into an agreement with the Corporation setting forth the terms and conditions of such award and such other matters as the Committee, in its sole discretion, shall have determined. As determined by the Committee, the Corporation shall either (i) transfer or issue to each Participant to whom an award of Restricted Stock has been made the number of shares of Restricted Stock specified by the Committee or (ii) hold such shares of Restricted Stock for the benefit of the Participant for the Restricted Period.

     6.2 Restrictions on Transferability. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Restricted Period, except as hereinafter provided.

     6.3 Rights as a Shareholder. Except for the restrictions set forth herein and unless otherwise determined by the Committee, the Participant shall have all the rights of a shareholder with respect to such shares of Restricted
Stock, including, but not limited to, the right to vote and the right to receive dividends.

     6.4 Lapse of Restricted Period. Unless the Committee shall otherwise determine at or after the date an award of Restricted Stock is made to the Participant by the Committee, the Restricted Period shall commence upon the date of grant and shall lapse with respect to the shares of Restricted Stock on the earlier of: (a) the fifth, but not sooner than the third, anniversary of the date of grant in the case of an award of Restricted Stock that vests based on the passage of time and the performance of continuous service as an employee, (b) the first anniversary of the date of grant, in the case of a Restricted Stock award that vests based on the achievement of specified performance criteria or (c) the date of a Change of Control, unless sooner terminated as otherwise provided herein. Without limiting the generality of the foregoing, the Committee may provide for termination of the Restricted Period upon the achievement by the Participant of performance goals specified by the Committee at the date of grant. The determination of whether the Participant has achieved such performance goals shall be made by the Committee in its sole discretion.

     6.5 Legend. Each certificate issued to a Participant with respect to shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and shall bear the following (or similar) legend:

          "The shares of stock represented by this certificate are subject to the terms and conditions contained in the Phelps Dodge 1998 Stock Option and Restricted Stock Plan and may not be sold, pledged, transferred, assigned, hypothecated, or otherwise encumbered in any manner until ."

     6.6 Death, Disability or Retirement. Unless the Committee shall otherwise determine at the date of grant, if a Participant ceases to be employed by the Corporation or any Subsidiary by reason of death, Disability or Retirement, the Restricted Period covering all shares of Restricted Stock transferred or issued to such Participant under the Plan shall immediately lapse.

     6.7 Termination of Employment. Unless the Committee shall otherwise determine at or after the date of grant, if a Participant ceases to be employed by the Corporation or any Subsidiary for any reason other than those specified in Section 6.6 at any time prior to the date when the Restricted Period lapses, all shares of Restricted Stock owned by such Participant shall revert back to the Corporation upon the Participant's termination of employment. Whether authorized leave of absence or absence in military or government service may constitute employment for the purposes of the Plan shall be conclusively determined by the Committee.

     6.8 Issuance of New Certificates. Upon the lapse of the Restricted Period with respect to any shares of Restricted Stock, such shares shall no longer be subject to the restrictions imposed under Section 6.2 and the Corporation shall issue or have issued new stock certificates without the legend described in
Section 6.5 in exchange for those previously issued.


                                    SECTION 7

                        TERMINATION AND AMENDMENT OF PLAN

     The Board may terminate or amend the Plan in any respect at any time, except that without the approval of the holders of a majority of common shares present and voting on the proposal at an annual meeting of shareholders, the total number of shares that may be sold, issued or transferred under the Plan may not be increased (except by adjustment pursuant to Section 4.3), the category of persons eligible to receive Options and shares of Restricted Stock may not be changed, the purchase price at which shares may be offered pursuant to Options may not be reduced (except by adjustment pursuant to Section 4.3) and the expiration date of the Plan may not be extended. No action of the Board or shareholders, however, may, without the consent of a Participant alter or impair his rights under any Option or award of Restricted Stock previously granted.


                                    SECTION 8

             APPLICABILITY OF PLAN TO GRANTS UNDER PREDECESSOR PLANS

     The provisions of the Plan relating to Options and Restricted Stock grants shall apply to, and govern, existing Option and Restricted Stock grants made under the Predecessor Plans as if such awards were granted hereunder (except that no such awards shall count against the share limit set forth in Section 4.1) and such Options and Restricted Stock grants shall, where appropriate, be deemed to have been amended to provide any additional rights, subject in the case of Options and Restricted Stock grants outstanding as of the date of adoption of this Plan by the Board, to the right of an affected Participant to consent to the application of such amendments to such grants as provided in
Section 7.


                                    SECTION 9

                            MISCELLANEOUS PROVISIONS

     9.1 Nontransferability of Awards. Unless the Committee otherwise determines at or after grant to permit any award made hereunder to be transferable to the Immediate Family Members of a Participant, an award granted under the Plan may not be sold, transferred, pledged, assigned or otherwise encumbered or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

     9.2 Securities Law Compliance. Instruments evidencing Options may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable. common shares received pursuant to the Plan shall be transferable only if the proposed transfer will be in compliance with applicable securities laws.

     9.3 Tax Withholding. The Corporation shall have the power to withhold, or require a Participant to remit to the Corporation promptly upon notification of the amount due, an amount sufficient to satisfy Federal, State and local withholding tax requirements on any award under the Plan and payment for any partial shares that result from an option exercise, and the Corporation may defer payment of cash or issuance or delivery of common shares until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose,
(i) to have common shares otherwise issuable or deliverable under the Plan withheld by the Corporation or (ii) to deliver to the Corporation previously acquired shares of Stock, in each case, having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total Federal, State and local tax obligation associated with the transaction.

     9.4 Term of Plan. This Plan shall be effective as of March 4, 1998, subject to approval by the holders of a majority of common shares present and voting on the Plan at the 1998 annual meeting of shareholders. This Plan shall expire on March 4, 2008 (except as to Options and Restricted Stock outstanding on that date), unless sooner terminated pursuant to Section 7 of the Plan.

     9.5 Governing Law. The Plan, and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

Notice of
Annual Meeting
of Shareholders
and Proxy
Statement




May 6, 1998

                                     PROXY

                            PHELPS DODGE CORPORATION

   Solicited on Behalf of the Board of Directors of Phelps Dodge Corporation


    The undersigned shareholder of PHELPS DODGE CORPORATION hereby appoints ROBERT N. BURT, ROBERT D. KREBS and DOUGLAS C. YEARLEY, or any of them, proxies of the undersigned, each with power of substitution, at the annual meeting of shareholders of the Corporation to be held at the Arizona Biltmore Hotel, 24th Street and Missouri Avenue, Phoenix, Arizona, on Wednesday, May 6, 1998 at 11:30 a.m., and at any adjournments thereof, to vote all Common Shares of the Corporation held or owned by the undersigned, including any which may be held for the undersigned's account under the Automatic Dividend Investment Service for Phelps Dodge Common Shares administered by The Chase Manhattan Bank.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

--------------------------------------------------------------------------------

                               CONFIDENTIAL PROXY
                       PHELPS DODGE EMPLOYEE SAVINGS PLAN
             THE PHELPS DODGE CORPORATION SUPPLEMENTAL SAVINGS PLAN
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF PHELPS DODGE CORPORATION

To M & I Marshall & Ilsley Trust Company of Arizona, Trustee:

    I hereby acknowledge receipt of the Notice of Annual Meeting of Shareholders of Phelps Dodge Corporation to be held on Wednesday, May 6, 1998, and accompanying Proxy Statement. I hereby instruct you to vote in person or by proxy, at such meeting and at any adjournments thereof all the Phelps Dodge Corporation Common Shares credited to my account under the Phelps Dodge Employee Savings Plan and/or the Phelps Dodge Corporation Supplemental Savings Plan as indicated on the reverse of this card, and in your or your proxies' discretion on all other matters.

    You are instructed to vote the shares credited to my account as directed by automated telephone vote or on the reverse side.

 UNLESS WE RECEIVE INSTRUCTIONS FROM YOU THE NUMBER OF SHARES CREDITED TO YOUR ACCOUNT AS OF THE RECORD DATE, MARCH 20, 1998, WILL NOT BE VOTED AT THE MEETING.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY
--------------------------------------------------------------------------------

                               CONFIDENTIAL PROXY
                         ACCURIDE EMPLOYEE SAVINGS PLAN
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF PHELPS DODGE CORPORATION

To M & I Marshall & Ilsley Trust Company of Arizona, Trustee:

    I hereby acknowledge receipt of the Notice of Annual Meeting of Shareholders of Phelps Dodge Corporation to be held on Wednesday, May 6, 1998, and accompanying Proxy Statement. I hereby instruct you to vote in person or by proxy, at such meeting and at any adjournments thereof all the Phelps Dodge Corporation Common Shares credited to my account under the Accuride Employee Savings Plan as indicated on the reverse of this card, and in your or your proxies' discretion on all other matters.

    You are instructed to vote the shares credited to my account as directed by automated telephone vote or on the reverse side.

 UNLESS WE RECEIVE INSTRUCTIONS FROM YOU THE NUMBER OF SHARES CREDITED TO YOUR ACCOUNT AS OF THE RECORD DATE, MARCH 20, 1998, WILL NOT BE VOTED AT THE MEETING

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY
--------------------------------------------------------------------------------

                                                                                                             Please mark
                                                                                                             your votes as   [ X ]
                                                                                                             indicated in
                                                                                                             this example

                            FOR      WITHHELD
                            ALL      FOR  ALL                                   FOR    AGAINST   ABSTAIN

PROPOSAL 1: Election of    [   ]      [   ]      PROPOSAL 2: Approval of       [   ]    [   ]     [   ]     The Board of Directors
Directors for the term                           the Phelps Dodge 1998                                      recommends you vote
specified in the proxy                           Stock Option and Restricted                                FOR MANAGEMENT
Statement:                                       Stock Plan                                                 PROPOSALS 1, 2, AND
                                                                                                            3.
01 P. Hazen
02 M. Iraola                                                                                                The proxies are
03 M. Knowles                                                                                               instructed to vote as
04 G. Parker                                                                    FOR    AGAINST   ABSTAIN    directed above, and in
                                                                                                            their discretion on all
WITHHELD FOR: (Write                             PROPOSAL 3: Ratification      [   ]    [   ]     [   ]     other matters. Where no
name(s) of nominee(s)                            of Independent Public                                      direction is specified,
below).                                          Accountants                                                this proxy will be
 ________________________                                                                                   voted FOR Management
 ________________________                                                                                   Proposals 1, 2, and 3
                                                                                                            as recommended by the
                                                                                                            Board of Directors






          Signature(s)_______________________________________________________________________________ Date_________________________
          NOTE: Please sign name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

 ................................................................................
                            ^ FOLD AND DETACH HERE ^

             PLEASE FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                     HELP US SAVE MONEY - VOTE BY TELEPHONE  [GRAPHIC]
      IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW

Have your proxy in hand. Decide how you wish to vote.

o On a Touch Tone Telephone call Toll Free 1-800-840-1208 24 hours per day - 7 days a week.
o   You will be asked to enter a Personal Identification number

OPTION #1 To vote as the Board of Directors recommends on ALL proposals: Press 1 now. If you wish to vote on each proposal separately, press 0 now.

When you Press 1, your vote will be confirmed and cast as you directed. END OF CALL

OPTION #2 If you selected to vote on each proposal separately, you will hear these instructions

Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9; To WITHHOLD FOR AN INDIVIDUAL nominee, press 0. Please make your selection now.

To withhold for individual nominees please enter the two digit number that appears next to the nominee you DO NOT wish to vote for. Once you have completed voting for Directors, press 0.

Proposal 2: You may make your selection any time: To vote for, press 1; Against press 9; Abstain press 0.

The instructios are the same for all remaining proposal(s).
When asked, please confirm your vote by pressing 1.

Your vote selection will be repeated and you will have an opportunity to confirm it.

Please do not return the above proxy card if you voted by phone.
Thank you for voting.

                            PHELPS DODGE CORPORATION

   SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PHELPS DODGE CORPORATION

    The undersigned shareholder of Phelps Dodge Corporation hereby appoints ROBERT N. BURT, ROBERT D. KREBS and DOUGLAS C. YEARLEY, or any of them, proxies of the undersigned, each with power of substitution, at the annual meeting of shareholders of the Corporation to be held at the Arizona Biltmore Hotel, 24th Street and Missouri Avenue, Phoenix, Arizona, on Wednesday, May 6, 1998 at 11:30 a.m., and at any adjournments thereof, to vote all Common Shares of the Corporation held or owned by the undersigned, including any which may be held for the undersigned's account under the Automatic Dividend Investment Service for Phelps Dodge Common Shares administered by The Chase Manhattan Bank.

The proxies are instructed to vote as directed below, and in their discretion on all other matters. Where no direction is specified, this proxy will be voted FOR Management Proposals 1, 2 and 3 as recommended by the Board of Directors.

Management Proposals:

The Board of Directors recommends you vote FOR Management Proposals 1, 2 and 3.

Proposal 1: Election of Directors for the respective terms specified in the Proxy Statement; Messrs. Hazen, Iraola, (Mrs.) Knowles and Parker.

     FOR all          WITHHELD           WITHHELD for the following only
     nominees     for all nominees     (write name(s) of nominee(s) below)

      [   ]            [   ]           ____________________________________

                          PLEASE SIGN ON REVERSE SIDE
                              AND RETURN PROMPTLY
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                                                  PROXY

Proposal 2: Approval of the Phelps Dodge 1998                   FOR [   ]   AGAINST [   ]   ABSTAIN [   ]
            Stock Option and Restricted Stock Plan

Proposal 3: Ratification of Independent Public Accountants      FOR [   ]   AGAINST [   ]   ABSTAIN [   ]


                                                                Dated: __________________________________
                                                                Signature _______________________________
                                                                Signature _______________________________

Please sign exactly as name appears above. When shares are held by joint tenants,  both should sign. When signing as attorney, executor,  administrator,  trustee or guardian, please give full title as such. If a corporation,  please  sign  in full  corporate  name by  President  or  other  authorized  officer.  If a partnership, please sign in partnership name by authorized person.
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